           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life Insurance Company of New York:

We consent to the use of our report dated April 20, 2009 with respect to the Genworth Life Insurance Company of New York and subsidiaries' consolidated financial statements, and the use of our report dated April 20, 2009 with respect to the Genworth Life of New York VA Separate Account 1 included in the Statements of Additional Information and to the references to our firm under the headings "Experts" in the Statements of Additional Information.

/s/ KPMG LLP

Richmond, Virginia
April 27, 2009